Exhibit 99.1

GSI Commerce Reports Fiscal 2010 Year and Fourth Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--February 9, 2011--GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2010 year and fourth quarter ended January 1, 2011.

Fiscal 2010 Fourth Quarter Compared to Fiscal 2009 Fourth Quarter

  Net revenues were $537.0 million compared to $430.2 million.
  Income from operations was $38.5 million compared to $47.0 million.*
  Non-GAAP income from operations (“NGIO”) was $92.2 million compared to $75.7 million.
  Core business NGIO was $94.7 million compared to $74.3 million.**
  Emerging business NGIO loss was $2.5 million compared to income of $1.4 million.**
  Net income was $15.9 million or $0.23 per diluted share compared to net income of $23.6 million or $0.38 per diluted share.

Fiscal Year 2010 Compared to Fiscal Year 2009

  Net revenues were $1.36 billion compared to $1.00 billion.
  Loss from operations was $17.3 million compared to income from operations of $10.3 million.*
  Non-GAAP income from operations was $134.7 million compared to $106.4 million.
  Core business NGIO was $143.9 million compared to $105.0 million.**
  Emerging business NGIO loss was $9.2 million compared to income of $1.4 million.**
  Net loss was $36.5 million or $0.57 per share compared to a net loss of $11.0 million or $0.21 per share.
  Cash flow from operating activities was $140.1 million compared to $140.2 million.
  Free cash flow was $69.2 million compared to $97.2 million.

*Income from operations in the fourth quarter included two unusual non-cash items, an $88.3 million charge to goodwill and intangibles related to Rue La La and the company’s international e-commerce operations and a $67.2 million gain on the reversal of the estimated liability for the Rue La La earn-out, resulting in a $21.1 million negative impact to income from operations.

**Going forward, GSI will continue to provide NGIO results and guidance on a consolidated basis and will now also provide NGIO results and guidance for its core and emerging businesses in order to provide greater insight. The core business includes Global e-Commerce Services, Global Marketing Services and corporate overhead, while the emerging business includes Rue La La and ShopRunner without allocation of corporate overhead.

The definitions of non-GAAP income from operations and free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“Our fourth quarter capped off a solid 2010 for GSI Commerce, as we grew revenues by 35% and NGIO by 27% for the year. These results were, in part, a reflection of 24% full year e-commerce comparable store growth which benefited from strong industry trends as well as our multi-channel efforts. In addition to delivering NGIO that was consistent with the annual guidance that we established at the beginning of the year, 2010 was a year of important strategic investments for GSI, including deepening our management team with several key hires and enhancing our market positions in our core e-commerce and marketing services segments. With the acquisition of Fanatics that we announced today, we will further strengthen our leadership position in licensed sports merchandise. In addition, we expect that the growth initiatives in our emerging businesses, Rue La La and ShopRunner, will fuel future opportunities,” said Michael G. Rubin, GSI Commerce’s Chairman and CEO.

Fiscal 2011 First Quarter and Full Year Guidance

The following forward-looking statements reflect GSI’s expectations as of today. Given the risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

For 1Q, GSI expects net revenues of approximately $310 million and consolidated NGIO of approximately $9.0 million, including $18 million of NGIO from its core businesses and an NGIO loss of $9.0 million from its emerging businesses.

For 2011, GSI expects net revenues of approximately $1.8 billion and consolidated NGIO of approximately $190 million, including $200 million of NGIO from its core businesses and an NGIO loss of $10 million from its emerging businesses. Consolidated capital expenditures are expected to be approximately $90 million for the year.

Guidance assumes closing of the Fanatics, Inc. acquisition in the second quarter.

The company provides the following guidance for fiscal 2011 year and first quarter:

(millions)	1Q 2011	FY 2011
Net Revenues	$310.0	$1,800.0
Income (Loss) from Operations	($29.0)	$18.0
Non-GAAP Income from Operations (NGIO)	$9.0	$190.0
Core Business NGIO	$18.0	$200.0
Emerging Business NGIO	($9.0)	($10.0)
Capital Expenditures	-	$90.0

Reconciliation of Guidance from GAAP to Non-GAAP:

(millions)	FY 2011	FY 2011	FY 2011
	Consolidated	Core	Emerging
Income (Loss) from Operations	$18.0	$40.0	($22.0)
Depreciation	$81.0	$76.0	$5.0
Amortization	$30.0	$24.0	$6.0
Stock-based Compensation	$37.0	$36.0	$1.0
Acquisition-related Expenses(a)	$24.0	$24.0	-
Non-GAAP Income (Loss) from Operations	$190.0	$200.0	($10.0)

(millions)	1Q 2011	1Q 2011	1Q 2011
	Consolidated	Core	Emerging
Income (Loss) from Operations	($29.0)	($17.0)	($12.0)
Depreciation	$18.0	$16.0	$2.0
Amortization	$6.0	$5.0	$1.0
Stock-based Compensation	$7.0	$7.0	-
Acquisition-related Expenses(a)	$7.0	$7.0	-
Non-GAAP Income (Loss) from Operations	$9.0	$18.0	($9.0)

(a)Acquisition-related expenses include transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation expense.

Conference Call Today

  Phone – Dial 1-888-680-0860, passcode 34646879 by 4:30 p.m. EST on February 9, 2011. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PDKEQ4YM6

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=3372703 or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=3372703 Access will remain available through March 9, 2011.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense, changes in fair value of deferred acquisition payments, and beginning with this release, goodwill and intangible asset impairment charges. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under ASC 718 / SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of the following acquisition-related expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any acquisition earn-out payments recorded as compensation expense, changes in fair value of deferred acquisition payments, and goodwill and intangible asset impairment charges.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® enables e-commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. GSI’s e-commerce services which include technology, order management, payment processing, fulfillment and customer care, are available on a modular basis or as part of an integrated solution. GSI’s Global Marketing Services division provides innovative digital marketing products and services comprised of database management and segmentation, marketing distribution channels, a global digital agency to drive strategic and creative direction and an advanced advertising analytics and attribution management platform. Additionally, GSI provides brands and retailers platforms to engage directly with consumers through RueLaLa.com, an online private sale shopping destination, and ShopRunner.com, a members-only shopping service that offers unlimited free two-day shipping and free shipping on returns for a $79 annual subscription.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements, including statements regarding the expected timing of the closing of the acquisition of Fanatics, Inc., (“Fanatics”), the ability of GSI Commerce Inc. and Fanatics, Inc. to close the acquisition, the expected benefits of the acquisition, and the expected impact of the acquisition on GSI’s financial results. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include: the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce, Fanatics and their clients operate; changes affecting the Internet and e-commerce, the ability of GSI Commerce and Fanatics to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients; the ability of GSI Commerce and Fanatics to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and to timely and successfully enhance, develop and maintain its product and service offerings, and to execute operationally; the ability of GSI Commerce and Fanatics to attract and retain qualified personnel; and the ability of GSI Commerce to successfully integrate acquisitions of other businesses, including Fanatics; whether each of the closing conditions set forth in the definitive agreement to acquire Fanatics, Inc. will be met; and the performance of acquired businesses, including Fanatics, Inc.. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 2,	January 1,
	2010	2011

ASSETS
Current assets:
Cash and cash equivalents	$228,430	$242,146
Accounts receivable, net	70,582	96,382
Inventory, net	55,678	62,412
Deferred tax assets	12,347	16,439
Prepaid expenses and other current assets	13,187	16,984
Total current assets	380,224	434,363

Property and equipment, net	163,329	188,829
Goodwill	373,003	318,179
Intangible assets, net	132,875	132,972
Long-term deferred tax assets	-	2,279
Other assets, net	12,417	30,540
Total assets	$1,061,848	$1,107,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,914	$144,323
Accrued expenses and other	150,173	197,417
Deferred revenue	20,645	23,808
Convertible notes	55,443	-
Current portion - long-term debt	5,260	11,136
Total current liabilities	358,435	376,684

Convertible notes	116,948	123,391
Long-term debt	28,142	32,287
Deferred acquisition payments	63,763	1,750
Deferred tax liabilities	8,534	-
Deferred revenue and other long-term liabilities	9,686	10,017
Total liabilities	585,508	544,129

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	-	-
Common stock, $0.01 par value:
Authorized shares - 90,000 and 180,000
Issued and outstanding shares - 60,033 and 66,984	600	670
Additional paid in capital	642,852	765,857
Accumulated other comprehensive loss	(1,498)	(1,378)
Accumulated deficit	(165,614)	(202,116)
Total stockholders' equity	476,340	563,033

Total liabilities and stockholders’ equity	$1,061,848	$1,107,162

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 2,	January 1,	January 2,	January 1,
	2010	2011	2010	2011

Revenues:
Net revenues from product sales	$254,099	$318,681	$542,249	$777,348
Service fee revenues	176,149	218,355	461,966	580,646

Net revenues	430,248	537,036	1,004,215	1,357,994

Costs and expenses (1):
Cost of revenues from product sales	181,259	226,775	398,604	565,402
Marketing	27,829	33,722	54,831	63,625
Account management and operations	96,101	121,364	273,070	361,853
Product development	35,305	42,547	120,176	161,336
General and administrative	24,753	30,582	82,922	111,978
Depreciation and amortization	17,060	22,457	63,395	83,763
Changes in fair value of deferred acquisition payments	951	(67,185)	951	(60,963)
Impairment of goodwill and intangible assets	-	88,318	-	88,318

Total costs and expenses	383,258	498,580	993,949	1,375,312

Income (loss) from operations	46,990	38,456	10,266	(17,318)

Other (income) expense:
Interest expense	4,978	3,697	19,430	17,292
Interest income	(174)	(22)	(478)	(338)
Other (income) expense	195	306	(2)	1,212
Impairment of equity investments	-	-	-	736

Total other expense	4,999	3,981	18,950	18,902

Income (loss) before income taxes and equity-method investment earnings	41,991	34,475	(8,684)	(36,220)
Provision for income taxes	18,390	18,845	2,344	660
Equity-method investment earnings	-	(302)	-	(378)

Net income (loss)	$23,601	$15,932	$(11,028)	$(36,502)

Basic earnings (loss) per share	$0.41	$0.24	$(0.21)	$(0.57)

Diluted earnings (loss) per share	$0.38	$0.23	$(0.21)	$(0.57)

Weighted average shares outstanding - basic	57,310	66,608	51,457	64,190

Weighted average shares outstanding - diluted	68,595	68,268	51,457	64,190

(1) Includes stock-based compensation as follows:
Account management and operations	$2,344	$2,284	$9,028	$10,314
Product development	$1,897	$1,594	$5,740	$6,825
General and administrative	$1,799	$2,837	$9,994	$10,704

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	January 2,	January 1,
	2010	2011
Cash Flows from Operating Activities:
Net loss	$(11,028)	$(36,502)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	52,633	63,630
Amortization	10,762	20,133
Amortization of discount on convertible notes	10,440	8,469
Changes in fair value of deferred acquisition payments	951	(60,963)
Impairment of goodwill and intangible assets	-	88,318
Stock-based compensation	24,762	27,843
Foreign currency transaction losses	14	1,216
Impairment of equity investments	-	736
Gain on disposal of equipment	(10)	-
Equity-method investment earnings	-	(378)
Deferred income taxes	202	(1,950)
Changes in operating assets and liabilities:
Accounts receivable, net	10,010	(22,421)
Inventory, net	7,677	(6,734)
Prepaid expenses and other current assets	(544)	(3,040)
Other assets, net	2,159	871
Accounts payable and accrued expenses and other	33,967	60,494
Deferred revenue	(1,771)	407

Net cash provided by operating activities	140,224	140,129

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(88,892)	(47,850)
Cash paid for property and equipment, including internal use software	(43,007)	(70,913)
Release of restricted cash escrow funds	1,052	-
Cash paid for equity investments	-	(18,605)

Net cash used in investing activities	(130,847)	(137,368)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	-	25,000
Repayments on revolving credit loan	-	(25,000)
Proceeds from long-term borrowing	-	1,000
Proceeds from sale of common stock	92,596	-
Equity issuance costs paid	(4,728)	-
Debt issuance costs paid	-	(887)
Repayments of capital lease obligations	(4,503)	(6,171)
Repayments of mortgage note	(184)	(196)
Excess tax benefit in connection with exercise of stock options and awards	92	1,599
Proceeds from exercise of common stock options and warrants	5,320	16,823

Net cash provided by financing activities	88,593	12,168

Effect of exchange rate changes on cash and cash equivalents	145	(1,213)

Net increase in cash and cash equivalents	98,115	13,716
Cash and cash equivalents, beginning of period	130,315	228,430

Cash and cash equivalents, end of period	$228,430	$242,146

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 2,	January 1,	January 2,	January 1,
	2010	2011	2010	2011
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$46,990	$38,456	$10,266	$(17,318)

Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	4,659	3,463	7,007	13,036
Stock-based compensation	6,040	6,715	24,762	27,843
Depreciation and amortization (1)	17,060	22,457	63,395	83,763
Changes in fair value of deferred acquisition payments	951	(67,185)	951	(60,963)
Impairment of goodwill and intangible assets	-	88,318	-	88,318

Non-GAAP income from operations	$75,700	$92,224	$106,381	$134,679

GAAP income (loss) from operations as a percentage of GAAP net revenues	10.9%	7.2%	1.0%	(1.3%)

Non-GAAP income from operations as a percentage of GAAP net revenues	17.6%	17.2%	10.6%	9.9%

(1) Includes amortization expense of acquisition related intangibles of $5,357 and $20,098 for the three- and twelve-months ended January 1, 2011 and $3,178 and $10,722 for the three- and twelve-months ended January 2, 2010.

	Three Months Ended January 1, 2011			Twelve Months Ended January 1, 2011
	Core(2)	Emerging(2)	Consolidated	Core(2)	Emerging(2)	Consolidated
Reconciliation of GAAP income (loss) from operations to non-GAAP income (loss) from operations:
Income (loss) from operations	$59,077	$(20,621)	$38,456	$27,473	$(44,791)	$(17,318)
Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	3,019	444	3,463	9,855	3,181	13,036
Stock-based compensation	6,603	112	6,715	27,709	134	27,843
Depreciation and amortization	19,250	3,207	22,457	72,057	11,706	83,763
Changes in fair value of deferred acquisition payments	-	(67,185)	(67,185)	-	(60,963)	(60,963)
Impairment of goodwill and intangible assets	6,769	81,549	88,318	6,769	81,549	88,318

Non-GAAP income (loss) from operations	$94,718	$(2,494)	$92,224	$143,863	$(9,184)	$134,679

	Three Months Ended January 2, 2010			Twelve Months Ended January 2, 2010
	Core(2)	Emerging(2)	Consolidated	Core(2)	Emerging(2)	Consolidated
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$49,939	$(2,949)	$46,990	$13,215	$(2,949)	$10,266
Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	2,101	2,558	4,659	4,449	2,558	7,007
Stock-based compensation	6,040	-	6,040	24,762	-	24,762
Depreciation and amortization	16,244	816	17,060	62,579	816	63,395
Changes in fair value of deferred acquisition payments	-	951	951	-	951	951

Non-GAAP income from operations	$74,324	$1,376	$75,700	$105,005	$1,376	$106,381

(2) Core results include the Global e-Commerce Services segment and the Global Marketing Services segment. Emerging results include the Consumer Engagement segment.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	January 2,	January 1,
	2010	2011
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$140,224	$140,129

Cash paid for property and equipment, including internal use software	(43,007)	(70,913)

Free cash flow	$97,217	$69,216

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended January 2, 2010
	Global	Global
	e-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$370,654	$42,934	$26,347	$(9,687)	$430,248

Segment costs and expenses (1)	309,926	29,338	24,971	(9,687)	354,548

Segment profit	$60,728	$13,596	$1,376	$-	$75,700

	Three Months Ended January 1, 2011
	Global	Global
	e-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$432,059	$56,669	$69,072	$(20,764)	$537,036

Segment costs and expenses (1)	357,272	36,738	71,566	(20,764)	444,812

Segment profit (loss)	$74,787	$19,931	$(2,494)	$-	$92,224

	Twelve Months Ended January 2, 2010
	Global	Global
	e-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$879,575	$127,580	$26,347	$(29,287)	$1,004,215

Segment costs and expenses (1)	805,170	96,980	24,971	(29,287)	897,834

Segment profit	$74,405	$30,600	$1,376	$-	$106,381

	Twelve Months Ended January 1, 2011
	Global	Global
	e-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$1,024,370	$189,918	$216,735	$(73,029)	$1,357,994

Segment costs and expenses (1)	928,875	141,550	225,919	(73,029)	1,223,315

Segment profit (loss)	$95,495	$48,368	$(9,184)	$-	$134,679

(1) Segment costs and expenses are GAAP costs and expenses excluding stock-based compensation expenses, depreciation and amortization expenses, and the following expenses related to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense, changes in fair value of deferred acquisitions payments, and goodwill and intangible asset impairment charges.

CONTACT:
GSI Commerce, Inc.
Steve Somers, CFA, 610-491-7068
Sr. Director, Corporate Development, Investor Relations & Treasury
ir@gsicommerce.com